                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



                                January 29, 2002
                        (Date of earliest event reported)


                             Commission file number:

                   GRAPHIC PACKAGING INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


                  Colorado                                84-1208699
        (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

4455 Table Mountain Drive, Golden, Colorado                 80403
  (Address of principal executive offices)                (Zip Code)

                                 (303) 215-4600

              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

         On January 29, 2002, Graphic Packaging International Corporation ("GPIC") anounced that it is proceeding with plans to refinance its debt through an offering of $250,000,000 of senior subordinated notes due 2012 issued by its wholly owned subsidiary, Graphic Packaging Corporation ("GPC"). In addition, GPC intends to enter into a new $450 million senior secured credit facility. The net proceeds of the offering and borrowings under the new credit facility will be used to repay borrowings under GPIC's existing credit facility (the "Refinancing Transactions"). A copy of the press release issued by GPIC on January 29, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         On January 31, 2002, GPIC announced its preliminary, unaudited results for the quarter and year ended December 31, 2001. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Liquidity and Capital Resources

         We generate our liquidity from both internal and external sources and use it to fund our short-term working capital needs, capital expenditures, preferred stock dividends and acquisitions.

         We intend to fund future working capital needs, capital expenditures, preferred stock dividends and acquisitions through cash flow generated from operations and borrowings under our new credit facility. GPC will be the primary borrower on the new credit facility, and GPIC will guarantee the loan. We expect the new credit facility will consist of a $300.0 million, five-year revolving credit facility, or the Revolver, and a $150.0 million, seven-year term loan, or the Term Loan. The Revolver will bear interest at LIBOR plus a spread tied to our leverage, with a single principal payment due at maturity. The Term Loan will bear interest at LIBOR plus 300 basis points, with principal amortization of 1% a year and the balance due at maturity. The new credit facility will be secured by all of GPIC's, GPC's and our domestic subsidiaries' material assets.

         We will use the net proceeds from the Refinancing Transactions to refinance our existing bank debt, to pay related fees and expenses and fund ongoing working capital needs.

         In connection with the Refinancing Transactions, we will incur a non-cash charge to write off our remaining unamortized debt issuance costs. These costs amounted to $18.8 million at September 30, 2001. If we continue to reduce LIBOR-based borrowings through increased cash flows, we may also incur a charge related to our existing interest rate swap agreements if they no longer qualify as a hedge of interest rate risk. At September 30, 2001, we had $225.0 million notional value of interest rate swap agreements, which had a negative fair value of $8.4 million.

         Pursuant to our existing senior credit agreement, we completed a $50.0 million private placement of subordinated unsecured notes on August 15, 2001, which are included in long-term debt at September 30, 2001. These subordinated notes accrue interest at 10% per annum and mature August 15, 2008, but are redeemable, subject to the terms of the senior credit agreement, at a premium of 3% in the first year and 1.5% in the second year and at par thereafter. The proceeds of the subordinated notes were used to repay the remaining $27.9 million balance on a one-year term note due August 15, 2001 and the balance was applied to pay down indebtedness under our five-year senior credit facility. By issuing the subordinated debt, we avoided an additional interest rate spread of 75 basis points on our senior credit facility and a fee of $750,000 to our senior lenders.

         After giving effect to the Refinancing Transactions, our borrowings at September 30, 2001 would consist of the following (in thousands):


         Seven-year term facility due 2009 .....................     $ 150,000
         Five-year revolving credit facility due 2007 ..........       128,395
         Senior subordinated notes due 2012 ....................       250,000
         Subordinated notes due 2008 ...........................        50,000
                                                                       -------
         Total/1/ ..............................................       578,395

--------
/1/ The Company had various notes payable totaling $7.1 million, $5.6 million and $5.6 million at September 30, 2001, December 31, 2000 and December 31, 1999, respectively. The notes bear interest at rates ranging from 5.25% to 13.06% and mature from 2001 through 2008. The notes payable are included in other liabilities in the accompanying balance sheet.

         Less current maturities                            1,500
                                                        ---------
         Long-term maturities                           $ 576,895
                                                        =========


         We maintain an interest rate risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations that may arise from volatility in interest rates. Our specific goals are to (1) manage interest rate sensitivity by modifying the re-pricing or maturity characteristics of some of our debt and (2) lower (where possible) the cost of our borrowed funds. In accordance with our interest rate risk-management strategy, we have contracts in place to hedge the interest rates on all of our variable rate borrowings in the form of swap agreements on $225.0 million of borrowings and cap agreements on $350.0 million of borrowings. The swap agreements lock in an average LIBOR rate of 6.5%, $150.0 million of the caps provide upside protection to us if LIBOR moves above 6.75% and $200.0 million of the caps provide upside protection to us if LIBOR moves above 8.13%. The hedging instruments expire in 2002.

         Our capital structure also includes $100.0 million of Series B preferred stock, issued on August 15, 2000. The Series B preferred stock is convertible into shares of our common stock at $2.0625 per share and is entitled to receive a dividend payable quarterly at an annual rate of 10%. We may redeem the Series B preferred stock beginning on August 15, 2005 at 105% of par. This premium decreases by 1% per year until August 15, 2010, at which time we can elect to redeem the shares at par. The Series B preferred stock has a liquidation preference over our common stock and is entitled to one vote for every two shares held on an as-converted basis.

   Working Capital

         We currently expect that cash flows from operations and borrowings under our new credit facility will be adequate to meet our needs for working capital, temporary financing for capital expenditures and debt repayments for the foreseeable future. Our working capital position (including current maturities of long term debt) at September 30, 2001 was $52.9 million, and $163.0 million was available under our current revolving credit facility.

         During the first nine months of 2001, we funded our capital requirements with net cash from operations. During the first nine months of 2000, we funded our capital requirements through financing and investing activities. We expect our capital expenditures for 2001 to be approximately $32 million, primarily related to a new enterprise resource planning system and upgrades to equipment.


 Factors That Impact Our Business

         Sales. We sell our products primarily to major consumer product manufacturers in non-cyclical industries. Sales are driven primarily by consumer buying habits in the markets our customers serve. New product introductions and promotional activity by our customers, and our introduction of innovative packaging solutions also impact our sales.

         Our products are used in the following end-use markets:

         . food--cereal; desserts; frozen and microwave foods; pet foods; prepared food; snacks; tobacco; and food service products;

         . household products--dishwasher and laundry detergent; sporting goods; healthcare, and tissues and papers; and

         .  beverage--bottle and can carriers and cases.


        We market our products directly to our customers through a relatively small internal sales force. Our top 20 customers, with whom we have long-term relationships, represent approximately 80% of our sales. Our competition includes other large national folding carton companies, as well as numerous smaller regional companies. We work to maintain our market share through efficiency, innovation and strategic sourcing to our customers.

         In addition, we believe that we have the opportunity to expand the folding carton market by developing new products that can replace other types of packaging. Our research and development organization is closely involved with our customers in the development of new packaging alternatives.

         Cost of Goods Sold. Our costs of goods sold consist primarily of recycled paper fiber, purchased paperboard, ink, plastic films and resins and labor, which are all variable cost components. Energy is also a component of our costs, particularly for our Kalamazoo, Michigan recycled paperboard mill. Variable costs are estimated to be 80% and fixed costs to be 20% of total costs in 2001.

         In light of rising margin pressure throughout our industry, we have aggressively reduced costs. We have controlled costs in our converting facilities by coordinating and determining the optimal configuration of equipment among our facilities. A substantial portion of our production is centrally planned and can be allocated among different plants in the system in order to take advantage of equipment optimization, capacity scheduling, staffing and freight. Our ability to work as an integrated business, as opposed to different units, has given us opportunities to reduce production overhead costs and to take advantage of economies of scale in purchasing, customer service, freight and other areas common to all of our facilities. Our newest initiative to reduce our variable manufacturing costs is our recent introduction of a company-wide Six Sigma process. This implementation includes extensive training for our employees in the Six Sigma process.

         We have also taken steps to reduce our fixed manufacturing and corporate overhead (selling, general and administrative) costs. In addition to closing five plants and moving equipment and business to other facilities, we have also undertaken downsizing initiatives to reduce fixed personnel costs and are exploring ways to use the Six Sigma program to make our non-production business processes more cost effective.

Risks Relating to Our Business

We are dependent on key customers and strategic relationships, and the loss of key customers or these relationships could adversely affect our business, financial condition and results of operations.

         Our continued success is dependent upon our relationship with key customers, including Kraft Foods Inc. and the Coors Brewing Company. For the year ended December 31, 2000 and the nine months ended September 30, 2001, sales to Kraft Foods Inc. and its affiliates accounted for approximately 17% and 19% of our net sales, and sales to Coors Brewing accounted for approximately 10% and 11% of our net sales. Our combined sales to General Mills, Inc. and The Pillsbury Company (which was acquired by General Mills in 2001), for those same periods, accounted for approximately 10% and 12% of our net sales. In addition, for the same periods, our 20 largest customers accounted for 75% and 79% of our net sales.

         From time to time our contracts with our customers are up for renewal. Our contract with Coors Brewing expires at the end of 2002. There can be no assurance that such contract will be renewed on favorable terms or at all. In addition, our contracts typically do not require our customers to purchase any minimum level of products from us and permit them to obtain price quotations from our competitors, which we would have to meet to retain their business.

         The loss of one or more of our key customers, or a declining market in which such customers reduce orders or request reduced prices, could have a material adverse effect on our business, financial condition and results of operations.

We face intense competition and, if we are unable to compete successfully against other manufacturers of folding cartons, we could lose customers and our revenues may decline.

         We are subject to strong competition in most of the markets that we serve. A relatively small number of large competitors hold a significant portion of the folding carton segment of the fiber-based product packaging industry. This competition is driven by intense pricing pressures. The installation of state-of-the-art equipment by manufacturers has intensified the competitive pricing in the industry. If our facilities are not as cost efficient as those of our competitors, or if our competitors otherwise are able to offer lower prices, we may lose customers to our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

         In addition, even in strong markets, price pressures may emerge as competitors attempt to gain a greater market share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus can better withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

We have made acquisitions, which entails certain risks, and may do so again in the future. We cannot guarantee that we will realize the expected benefits from future acquisitions or that our existing operations will not be harmed as a result of any such acquisitions.

         We have grown in large part through acquisitions and may continue to do so. Acquisitions entail certain risks, including:

         . difficulty in assimilating the operations and personnel of the acquired company with our existing operations and realizing anticipated synergies;

         .   loss of key employees of the acquired company;

         . difficulty maintaining uniform standards, controls, procedures and policies; and

         . unrecorded liabilities of acquired companies that we fail to discover during our due diligence investigations.

We cannot guarantee that we will realize the expected benefits from future acquisitions or that our existing operations will not be harmed as a result of any such acquisitions.

Price fluctuations in raw materials and energy costs could adversely affect our manufacturing costs and ability to obtain the materials we need to manufacture our products.

         The primary raw materials used in the manufacture of our products are purchased in highly competitive, price sensitive markets. These raw materials have in the past, and may in the future, demonstrate price and demand cyclicality. Specifically, the supply and price of paperboard and recycled fiber depend on a variety of factors over which we have no control, including both environmental and conservation regulations. A decrease in the supply of these raw materials has caused, and will likely continue to cause, higher costs in some regions in which we purchase the materials. Such costs are likely to continue to fluctuate based upon supply and demand. Our business, financial condition and results of operations could be adversely affected if these costs increase and we are unable to pass them on to our customers.

         The cost of producing our products is also sensitive to energy costs. Energy prices were volatile during 2001. In the future, energy prices may rise, in which case our competitive position and results of operations could be adversely affected.

We may not be able to adequately protect our intellectual property and proprietary rights, which could harm our future success and competitive position.

         Our future success and competitive position depend in part upon our ability to obtain and maintain certain proprietary technologies used in our principal products, failure to protect our existing intellectual property rights may result in the loss of valuable technologies or payments to other companies for infringing on their intellectual property rights. We rely on patent, trade secret, trademark, copyright law and confidentiality agreements to protect such technologies. Some of our technologies are not covered by any patent or patent application, and we cannot assure you that:

         . any of the patents owned by us will not be invalidated, circumvented, challenged or licensed to others; or

         . any of our pending or future patent applications will be issued within the scope of the claims sought by us, if at all.

         Further, we cannot assure you that others will not develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our patents. We cannot assure you that steps taken by us to protect our technologies will prevent misappropriation of such technologies.

         We also seek to protect our proprietary technologies, including technologies that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of this research.

We are subject to environmental laws and other governmental regulations, and costs related to compliance with, or any liability for failure to comply with, existing or future laws and regulations could adversely affect our business, financial condition and results of operations.

         We are subject to various federal, state, local and foreign environmental laws and regulations relating to the management, disposal and, under certain circumstances, remediation of toxic and hazardous materials and the discharge of pollutants into the air and water. If we fail to comply with existing or future laws and regulations we may be subject to governmental or judicial fines or sanctions. Laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous substances in the workplace, also govern our operations. The nature of our operations exposes us to the risk of liabilities or claims regarding environmental matters with respect to currently and formerly owned properties, including those relating to the on- and off-site disposal and release of hazardous materials.

         We cannot predict:

         . what environmental or health and safety legislation or regulations will be enacted in the future;

         . how existing or future laws or regulations will be enforced, administered or interpreted; or

         . the amount of future expenditures that may be required to comply with these environmental or health and safety laws or regulations or to respond to environmental claims.

         Our environmental liabilities, including compliance and remediation costs, or liabilities for other governmental regulations may have a material adverse effect on our business, financial condition and results of operations.

Our business may be adversely impacted by work stoppages and other labor relations matters.

         We are subject to risk of work stoppages and other labor relations matters because approximately 41% of our workforce is unionized. Any prolonged work stoppage or strike at any one of our principal manufacturing facilities could have a negative impact on our business, financial condition or results of operations.

We may encounter difficulties in our restructuring and reorganization efforts, which could prevent us from accommodating our existing business and capturing new business.

         We have recently closed higher cost facilities and opened a new, more cost effective facility and otherwise restructured our business to optimize our operations and improve our cost competitiveness. However, we may experience difficulty in realizing the benefits of these efforts. We may be unable to efficiently move our business and other operations from our closed facilities to our remaining plants. As a result, we may be unable to satisfactorily accommodate existing business or to capture new business.

Various Coors family trusts own a significant interest in us and may exercise their control in a manner detrimental to your interests.

         Various members of the Coors family and their trusts currently control 67% of our vote. The Coors family and their trusts would control 77% of our vote if all of the Series B preferred stock held by the Grover C. Coors Trust were converted into common stock and all options held by Coors family members were exercised. Therefore, the Coors family has the power to direct our affairs and is able to determine the outcome of substantially all matters required to be submitted to shareholders for approval, including the election of all our directors. We cannot assure you that these persons will not exercise their control over us in a manner detrimental to your interests.

Terrorist attacks, such as those that occurred on September 11, 2001, and acts of bioterrorism have contributed to economic instability in the United States and further acts of terrorism, bioterrorism, violence or war could affect the markets in which we operate, our business operations, our expectations and other forward-looking statements contained herein.

         The terrorist attacks on September 11, 2001 and subsequent acts of bioterrorism have caused instability in the world's markets. There can be no assurance that the current armed hostilities will not increase or that the terrorist attacks, or U.S. responses, will not lead to further acts of terrorism and civil disturbances in the United States or elsewhere, which may further contribute to economic instability. These terrorist attacks, acts of bioterrorism or armed conflicts may directly impact our physical facilities or those of our suppliers or customers and could have an impact on our sales, our supply chain, our production capability and costs and our ability to deliver our products to our customers.

We may be subject to losses that might not be covered in whole or in part by existing insurance coverage. These uninsured losses could adversely affect our business, financial condition and results of operations.

         We carry comprehensive liability, fire and extended coverage insurance on most of our facilities, with policy specifications and insured limits customarily carried for similar properties. However, there are certain types of losses, such as losses resulting from wars or acts of God, that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in that property, as well as the anticipated future revenues derived from the manufacturing activities conducted at that property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any such loss would adversely affect our business, financial condition and results of operations.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 1, 2002


                                        /s/ Jill B. W. Sisson
                                        -------------------------------
                                        Jill B. W. Sisson
                                        (Secretary)